Exhibit 8.1
List of main subsidiaries

Legal Entity	Country of Incorporation

Main subsidiaries of ASML Holding N.V. [1]:
ASML Netherlands B.V.	Netherlands (Veldhoven)
ASML Systems B.V.	Netherlands (Veldhoven)
ASML Trading B.V.	Netherlands (Veldhoven)
ASML Germany GmbH	Germany (Dresden)
ASML Participations Germany GmbH	Germany (Dresden)
ASML France S.a.r.l.	France (Bernin)
ASML (UK) Ltd.	UK (Edinburgh (Scotland))
ASML Israel Ltd.	Israel (Ramat-Gan)
ASML Ireland Ltd.	Ireland (Dublin)
ASML Italy S.r.l.	Italy (Avezzano)
ASML Hong Kong Ltd.	Hong Kong SAR
ASML Singapore Pte. Ltd.	Singapore
ASML Korea Co. Ltd.	Korea (Kyunggi-Do)
ASML Japan Co. Ltd.	Japan (Tokyo)
ASML (Shanghai) Electrical Equipment Co. Ltd.	China (Shanghai)
ASML (Shanghai) Lithography Facilities Science and Technology Co. Ltd.	China (Shanghai)
ASML Taiwan Ltd.	Taiwan (Hsinchu)
ASML Technology Taiwan Ltd.	Taiwan (Hsinchu)
ASML Equipment Malaysia Sdn. Bhd.	Malaysia (Penang)
ASML Belgium BVBA	Belgium (Turnhout)
Brion Technologies (Shenzhen) Co. Ltd.	China (Shenzhen)
ASML US, LLC.	US (Wilmington, Delaware)
ASML Participations U.S. Inc.	US (Wilmington, Delaware)
Lehrer Pearson, Inc.	US (Wilmington, Delaware)
Cymer, LLC.	US (Reno, Nevada)
eLith LLC.	US (Wilmington, Delaware)
ASML Hong Kong Logistic Services Ltd.	Hong Kong SAR
ASML Global, Inc.	US (Wilmington, Delaware)
ASML US, LP.	US (Wilmington, Delaware)
Cymer B.V.	Netherlands (Amsterdam)
Cymer Japan, Inc.	Japan (Tokyo)
Cymer Korea, Inc.	Korea (Kyunggi-Do)
Cymer Singapore Pte Ltd.	Singapore
Cymer Southeast Asia Ltd.	Taiwan (Hsinchu)
Cymer Semiconductor Equipment (Shanghai) Co. Ltd.	China (Shanghai)
TCZ, LLC.	US (Reno, Nevada)
Hermes Microvision, Inc.	Taiwan (Hsinchu)
Hermes Microvision Singapore Pte. Ltd.	Singapore (Singapore)
Hermes Microvision Korea Inc.	Korea (Kyungki-do)
Hermes Microvision Japan Inc.	Japan (Tokyo)
Hermes Microvision Co., Ltd. (Beijing)	China (Beijing)
Hermes Microvision, Inc.	US (San Jose, California)
HMI North America Inc.	US (Las Vegas, Nevada)
Hermes Microvision (Shanghai) Co., Ltd	China (Shanghai)
Hermes Microvision Incorporated B.V.	Netherlands (Veldhoven)

1.	All of our subsidiaries are (directly or indirectly) wholly-owned, with exception of eLith LLC, in which we hold an interest of 50%.